SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) October 6,1997

                  THE HARMAT ORGANIZATION, INC.
               (Exact name of registrant as specified in its charter)


________________________Delaware______________________________
    (State or Other Jurisdiction of Incorporation)

    333-3501                            11-2780723
(Commission File Number)             (I.R.S. Employer Identification No.)


Old Country Road, P.O. Box 539, Quogue, New York     11959
(Address of principal executive offices)           (Zip Code)

(516) 653-3303
(Registrant's telephone number, including area code)





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ITEM 4. Changes in Registrant's Certifying Accountant

         On October 6,1997, the Registrant was informed that its auditor Moore Stephens, P.C.,resigned. The Registrant as a result has appointed Callaghan Nawrocki LLP, as the new auditors for the Registrant. The change in auditors was approved by Registrant's Board of Directors. In connection with the audits of the nine month period ended September 30, 1996 and the year ended December 31, 1995 through the date of resignation there were no disagreements with Moore Stephens, P.C. on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which if not resolved to the satisfaction of the former accountants would have caused them to make reference to the subject matter in their report. The former accountant's reports on the financial statements for either the nine month period ended September 30, 1996 and the year ended December 31, 1995 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to audit scope or accounting principles. The December 31,1995 report was modified as to uncertainty about the Registrants ability to continue as a going concern. None of the events listed in paragraphs (B) through (D) of Regulation S-B Item 304 (a) (1) (iv) occurred.


ITEM 7.  Financial Statements and Exhibits.

         (c)  Exhibits

                  1.       Copy of Letter from Moore Stephens, P.C.



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                                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE HARMAT ORGANIZATION, Inc.
                            (Registrant)



By:/s/Matthew C. Schilowitz
 Matthew C. Schilowitz,  President


DATED: October 9, 1997







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Item 7. Exhibit (c)


MOORE STEPHENS, P.C.
Certified Public Accountants
340 North Avenue
Cranford, New Jersey 07016-2496
Telephone: 908-272-7000
Fax: 908-272-7101


October 8, 1997



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read the information under Item 4 contained in Form 8-K dated October 6, 1997 of The Harmat Organization, Inc. [Commission File #333-03501] and agree with the statements made therein.

Very truly yours,



MOORE STEPHENS, P. C.
Certified Public Accountants.


cc: Mr. Matthew Schilowitz